Exhibit 99

Pall Corporation Reports Strong First Quarter Sales and Operating Profit Growth

EAST HILLS, N.Y.– Pall Corporation (NYSE: PLL – News) today reported sales and earnings results for the first quarter ended October 31, 2006.

First Quarter Results

Sales for the quarter were $499.3 million, up 16% compared with the same quarter last year. Net earnings were $24.4 million, or $0.20 per share. Earnings on a pro forma basis, excluding charges principally related to the Company's cost reduction initiatives, were $0.29 per share as compared to $0.20 per share in the same quarter last year. Foreign currency translation increased sales by 2% with minimal impact on earnings.

Eric Krasnoff, Chairman and CEO, said, "Pall's Total Fluid Management(sm) approach to the market continues to drive sales in the Life Sciences and Industrial segments. Our base consumables and systems businesses are both on track. Orders remained strong and we have again entered the next quarter with a record backlog.

The realignment of Pall Corporation into two integrated businesses, Industrial and Life Sciences, is now complete. Our new financial presentation format reflects this and provides greater visibility into Pall for investors."

Mr. Krasnoff added, "We are investing in sales and marketing, customer support and product development programs. At the same time we are working assiduously to reduce cost. Selling, general and administrative expenses continued to decrease as a percentage of sales, reaching 31.5% in the quarter. Gross margins present a tougher challenge. Cost of Sales is the major target of our cost reduction programs and facilities rationalization initiative. These activities are proceeding to plan and we are confident of success."

Consolidated – First Quarter Financial Summary

	OCT. 31, 2006	OCT. 31, 2005	% CHANGE IN LOCAL CURRENCY

Sales	$499,288	$431,162	14.0
Net Earnings	$24,434	$25,110
Diluted EPS	$0.20	$0.20
Pro Forma Diluted EPS	$0.29	$0.20
Life Sciences – First Quarter Summary

Sales:	OCT. 31, 2006	% CHANGE	% CHANGE IN LOCAL CURRENCY

Medical	$103,512	8.8	7.4
BioPharmaceuticals	89,490	21.3	18.6

Total Life Sciences segment	$193,002	14.2	12.3

		% OF SALES

Gross profit	$95,226	49.3%
Operating profit	$29,188	15.1%

Mr. Krasnoff continued, "BioPharmaceuticals sales increased 18.6% with 16% growth in consumables. This reflects a high level of drug production, along with investment in new capacity by the biotechnology sector. Medical sales increased 7.4%, with growth in the Blood Filtration and Hospital portions of the business in the Western Hemisphere and Europe.

Gross margin improved to 49.3% compared with 48.8% last year. Selling, general and administrative expenses improved to 30.3%. Operating profit increased 29.3% and operating margin improved to 15.1% from 13.4% last year."

Industrial – First Quarter Summary

Sales:	OCT. 31, 2006	% CHANGE	% CHANGE IN LOCAL CURRENCY

General Industrial	$175,073	13.9	11.4
Aerospace and Transportation	60,332	9.4	7.4
Microelectronics	70,881	32.7	31.7

Total Industrial segment	$306,286	16.8	14.7

		% OF SALES

Gross profit	$128,873	42.1%
Operating profit	$33,289	10.9%

"Pall Industrial produced strong top-line sales growth," Mr. Krasnoff commented. "Within the segment, General Industrial sales grew 11.4% driven by strong system sales growth into energy related markets. Microelectronics sales were up 31.7%. New product sales into the consumer electronics market are making an impact. Aerospace and Transportation sales increased 7.4% driven by Military Aerospace sales in the Western Hemisphere.

Gross margins were reduced due to product mix, including the very strong sales performance of the systems business. Selling, general and administrative expenses improved by 3.9% as a percentage of sales to 29.1% reflecting top line leverage and cost reduction initiatives. Operating profit increased 24.3% and operating margin improved to 10.9% from 10.2% last year."

Conference Calls

Tomorrow, December 5, 2006, at 8:30 am ET, Pall Corporation will host its quarterly earnings conference call.

In addition, a conference call providing a detailed discussion of changes to the Company's financial reporting structure will follow the earnings call, at 11:00 am ET.

The calls will be webcast and individuals can access these webcasts from the home page of the Company's website, at www.pall.com/investor. Listening to the webcasts requires speakers and Microsoft Windows Media Player software. The webcast of the quarterly earnings call will be archived for 30 days and the webcast of the call discussing the changes to the Company's financial reporting structure will be archived for 90 days.

About Pall Corporation:

Pall Corporation is the global leader in the rapidly growing field of filtration, separation and purification. Pall is organized into two businesses: Life Sciences and Industrial. These businesses provide leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, energy, electronics, municipal and industrial water purification, aerospace, transportation and broad industrial markets. Total revenues for fiscal year 2006 were $2.0 billion. The Company headquarters is in East Hills, New York with extensive operations throughout the world. For more information visit Pall at www.pall.com.

Forward Looking Statements:

Results for first quarter ended October 31, 2006 are preliminary until the Company's Form 10-Q is filed with the Securities and Exchange Commission. Forward-looking statements contained in this and other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. All statements regarding future performance, earnings projections, earnings guidance, events or developments are forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in product mix and product pricing particularly as we expand our systems business in which we experience significantly longer sales cycles and less predictable revenue with no certainty of future revenue streams from related consumable product offerings and services; increases in costs of manufacturing and operating costs including energy and raw materials; the Company's ability to achieve the savings anticipated from cost reduction and margin improvement initiatives including the timing of completion of the facilities rationalization initiative; fluctuations in foreign currency exchange rates and interest rates; regulatory approval and market acceptance of new technologies; changes in business relationships with key customers and suppliers including delays or cancellations in shipments; success in enforcing patents and protecting proprietary products and manufacturing techniques; successful completion or integration of acquisitions; domestic and international competition in the Company's global markets; and global and regional economic conditions and legislative, regulatory and political developments. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them.

Management uses certain non-GAAP measurements to assess Pall's current and future financial performance. The non-GAAP measurements do not replace the presentation of Pall's GAAP financial results. These measurements provide supplemental information to assist management in analyzing Pall's financial position and results of operations. Pall has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(AMOUNTS IN THOUSANDS)

	OCT. 31, 2006	JUL. 31, 2006

Assets:

Cash and cash equivalents	$360,595	$317,657
Accounts receivable	469,102	517,632
Inventories	424,051	408,273
Other current assets	143,248	133,419

Total current assets	1,396,996	1,376,981

Property, plant and equipment, net	608,868	620,979
Other assets	553,715	554,898

Total assets	$2,559,579	$2,552,858

Liabilities and Stockholders' Equity:

Short-term debt	$49,259	$63,382

Accounts payable, income taxes and other current liabilities	458,208	467,434

Total current liabilities	507,467	530,816

Long-term debt	641,109	640,015
Deferred taxes and other non-current liabilities	204,096	203,331

Total liabilities	1,352,672	1,374,162

Stockholders' Equity	1,206,907	1,178,696

Total liabilities and stockholders' equity	$2,559,579	$2,552,858

PALL CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in thousands, except per share data)

	FIRST QUARTER ENDED

	OCT. 31, 2006		OCT. 31, 2005

Net Sales	$499,288		$431,162
Cost of sales	275,616	(a)	229,485	(b)

Gross profit	223,672		201,677

Selling, general and administrative expenses	157,375		149,707
Research and development	14,234		13,066

Earnings before restructuring and other charges/(gains), net ("ROTC"), interest expense, net and income taxes	52,063		38,904
ROTC	17,088	(a)	(50	)(b)
Interest expense, net	5,786		5,739

Earnings before income taxes	29,189		33,215
Provision for income taxes	4,755		8,105

Net earnings	$24,434		$25,110

Earnings per share:
Basic	$0.20		$0.20
Diluted	$0.20		$0.20

Average shares outstanding:
Basic	122,812		124,887
Diluted	123,801		125,690

Net earnings as reported	$24,434		$25,110

ROTC and one-time purchase accounting adjustment, after pro forma tax effect	11,061		171

Pro forma earnings	$35,495		$25,281

	$0.20		$0.20
Diluted earnings per share as reported ROTC and one-time purchase accounting adjustment, after pro forma tax effect	0.09		—

Pro forma diluted earnings per share	$0.29		$0.20

(a)	ROTC includes $13,581 (7 cents per share, after pro forma tax effect) primarily comprised of severance costs and an impairment charge for the planned disposal and early retirement of a building and certain other long-lived assets related to the Company's cost reduction programs, including its facility rationalization initiative. In addition, the quarter includes other charges of $3,507 (2 cents per share, after pro forma tax effect), primarily related to an increase in environmental reserves. Cost of sales includes $427 comprised of incremental depreciation recorded in conjunction with the Company's facilities rationalization initiative.
(b)	ROTC includes a gain of $1,806 (1 cent per share, after pro forma tax effect) on the sale of an investment partly offset by severance and other costs of $1,756 ( 1 cent per share, after pro forma tax effect) primarily related to the Company's business realignment. Included in cost of sales is a charge of $311, related to a one-time purchase accounting adjustment to record, at market value, inventory acquired from BioSepra. This resulted in a $2,431 increase in acquired inventories in accordance with SFAS No. 141, "Business Combinations" and a charge to cost of sales in the quarter concurrent with the sale of a portion of the underlying inventory.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(AMOUNTS IN THOUSANDS)

	OCT. 31, 2006	OCT. 31, 2005

Net cash provided by operating activities	$72,092	$31,470

Investing activities:

Capital expenditures	(13,829)	(21,636)
Other	1,693	(4,638)

Net cash used by investing activities	(12,136)	(26,274)

Financing activities:

Dividends paid	(13,436)	(12,434)
Notes payable and long-term borrowings	(14,192)	19,420
Purchase of treasury stock	(3,553)	(5,750)
Other	14,096	9,587

Net cash (used)/provided by financing activities	(17,085)	10,823

Cash flow for period	42,871	16,019
Cash and cash equivalents at beginning of year	317,657	164,928
Effect of exchange rate changes on cash	67	(1,259)

Cash and cash equivalents at end of period	$360,595	$179,688

PALL CORPORATION
SUMMARY STATEMENT OF OPERATING PROFIT BY SEGMENT
(Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

FIRST QUARTER ENDED	OCT. 31, 2006	OCT. 31, 2005

Life Sciences

Sales	$193,002	$168,947
Cost of sales (a)	97,776	86,570

Gross profit	95,226	82,377
% of sales	49.3%	48.8%

Selling, general and administrative expenses	58,392	52,996
Research and development	7,646	6,814

Operating profit	$29,188	$22,567
% of sales	15.1%	13.4%

Industrial

Sales	$306,286	$262,215
Cost of sales	177,413	142,604

Gross profit	128,873	119,611
% of sales	42.1%	45.6%

Selling, general and administrative expenses	88,996	86,578
Research and development	6,588	6,252

Operating profit	$33,289	$26,781
% of sales	10.9%	10.2%

CONSOLIDATED:
Operating profit	$62,477	$49,348
General corporate expenses	(9,987)	(10,133)

Earnings before ROTC, interest expense, net and income taxes (a)	52,490	39,215
ROTC (a)	(17,515)	(261)
Interest expense, net	(5,786)	(5,739)

Earnings before income taxes	$29,189	$33,215

(a)	Included in ROTC for the purpose of evaluation of segment profitability are other adjustments recorded in cost of sales. For the three months ended October 31, 2006, such adjustments include incremental depreciation of $427 recorded in conjunction with the Company's facility rationalization initiative. For the three months ended October 31, 2005, such adjustments include a charge of $311 related to a one-time purchase accounting adjustment to record at market value, inventory acquired from BioSepra. This resulted in an $2,431 increase in acquired inventories in accordance with SFAS No. 141 "Business Combinations" and a charge to cost of sales in the quarter concurrent with the sale of a portion of the underlying inventory.

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

SALES FIRST QUARTER ENDED	OCT. 31, 2006	OCT. 31, 2005	% CHANGE	% CHANGE IN LOCAL CURRENCY

Life Sciences

By Market:
Medical	$103,512	$95,147	8.8	7.4
BioPharmaceuticals	89,490	73,800	21.3	18.6

Total Life Sciences	$193,002	$168,947	14.2	12.3

By Geography:
Western Hemisphere	$84,196	$76,081	10.7	10.5
Europe	84,672	69,581	21.7	16.6
Asia	24,134	23,285	3.6	5.1

Total Life Sciences	$193,002	$168,947	14.2	12.3

Industrial

By Market:
General Industrial (a)	$175,073	$153,671	13.9	11.4
Aerospace and Transportation (a)	60,332	55,136	9.4	7.4
Microelectronics	70,881	53,408	32.7	31.7

Total Industrial	$306,286	$262,215	16.8	14.7

By Geography:
Western Hemisphere	$88,966	$78,554	13.3	12.9
Europe	119,433	102,107	17.0	12.1
Asia	97,887	81,554	20.0	19.7

Total Industrial	$306,286	$262,215	16.8	14.7

(a)	Certain prior year amounts have been reclassified to conform to the current year presentation.

PALL CORPORATION
SUMMARY STATEMENT OF OPERATING PROFIT BY SEGMENT
Restated Fiscal Year 2006 By Quarter
(Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

	Q1	Q2	Q3	Q4

	OCT. 31, 2005	JAN. 31, 2006	APRIL 30, 2006	JULY 31, 2006	Total Year 2006

Life Sciences

Sales	$168,947	$187,867	$205,937	$233,554	$796,305
Cost of sales (a)	86,570	95,265	103,185	116,204	401,224

Gross profit	82,377	92,602	102,752	117,350	395,081
% of sales	48.8%	49.3%	49.9%	50.2%	49.6%

Selling, general and administrative expenses	52,996	56,356	54,159	61,543	225,054
% of sales	31.4%	30.0%	26.3%	26.4%	28.3%
Research and development	6,814	8,697	7,625	8,452	31,588

Operating profit	$22,567	$27,549	$40,968	$47,355	$138,439
% of sales	13.4%	14.7%	19.9%	20.3%	17.4%

Industrial

Sales	$262,215	$290,569	$304,044	$363,697	$1,220,525
Cost of sales (a)	142,604	157,158	167,870	202,227	669,859

Gross profit	119,611	133,411	136,174	161,470	550,666
% of sales	45.6%	45.9%	44.8%	44.4%	45.1%

Selling, general and administrative expenses	86,578	93,564	92,880	101,265	374,287
% of sales	33.0%	32.2%	30.5%	27.8%	30.7%
Research and development	6,252	5,701	6,886	6,944	25,783

Operating profit	$26,781	$34,146	$36,408	$53,261	$150,596
% of sales	10.2%	11.8%	12.0%	14.6%	12.3%

CONSOLIDATED:
Operating profit	$49,348	$61,695	$77,376	$100,616	$289,035
General corporate expenses	(10,133)	(9,216)	(10,368)	(11,972)	(41,689)

Earnings before ROTC, interest expense, net and income taxes (a)	39,215	52,479	67,008	88,644	247,346
ROTC (a)	(261)	(3,931)	(7,646)	(2,155)	(13,993)
Interest expense, net	(5,739)	(5,642)	(5,091)	(6,505)	(22,977)

Earnings before income taxes	$33,215	$42,906	$54,271	$79,984	$210,376

(a)	Included in ROTC for the purpose of evaluation of segment profitability are other adjustments of $1,667 recorded in cost of sales; $769 related to incremental depreciation recorded in conjunction with the Company's facility rationalization initiative and $898 related to a one-time purchase accounting adjustment to record at market value, inventory acquired from Biosepra. This resulted in a $2,431 increase in acquired inventories in accordance with SFAS No. 141 and a charge to cost of sales concurrent with the sale of a portion of the underlying inventory.

PALL CORPORATION
INDUSTRIAL SEGMENT SALES INFORMATION BY MARKET
Restated Fiscal Year 2006 By Quarter
(Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

	Q1	Q2	Q3	Q4

	OCT. 31, 2005	JAN. 31, 2006	APRIL 30, 2006	JULY 31, 2006	Total Year 2006

Industrial

By Market:
General Industrial	$153,671	$171,876	$176,043	$218,015	$719,605
Aerospace and Transportation	55,136	56,563	58,524	72,401	242,624
Microelectronics	53,408	62,130	69,477	73,281	258,296

Total Industrial	$262,215	$290,569	$304,044	$363,697	$1,220,525

Contact:
Pall Corporation
Lisa McDermott, 516-801-9808